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                                                            Exhibit 10.46


                                 UNITED STATES
                          DEPARTMENT OF THE INTERIOR
                           BUREAU OF LAND MANAGEMENT

                           Ridgecrest Resource Area
                            112 East Dolphin Street
                         Ridgecrest, California 93555


                                  Right-of-Way                  MAY 7, 1986
                                   CA- 18885



Section A

1. There is hereby granted, pursuant to Title V of the Federal Land Policy and Management Act of 1976 (43 U.S.C. 1761), a nonexclusive, nonpossesory right-of-way to:

     CALIFORNIA ENERGY COMPANY
     3333 Mendocino Avenue
     Santa Rosa, California 95401

     In case of change of address the holder shall immediately notify the authorized officer.

2. To use, subject to terms and conditions set out below, the following described Public land:

          T.22S., R.37E., MDM
          Section 1, Lots 1 & 2 in NE 1/4, Lot 1 in NW 1/4, NW 1/4SW 1/4 T.21S., R.37E., MDM
          Section 36, SE 1/4SE 1/4
          T.21S., R.38E., MDM
          Section 31, Lots 13-16
          (Continued below)

3.   Description of the right-of-way facility and purpose:

     Right-of-Way Dimensions:

     Length - 5.6 miles
     Width - 10 feet
     Acres - 6.78, more or less
     A telephone cable to be buried in the ditch of the COSO - GILL's Station Road to provide service to California Energy Company's geothermal power plant within the China Lake Naval Weapons Center.

A map showing the location of the right-of-way over the above described public land is attached hereto as Exhibit "A" and made a part hereof.

2.   (Continued)
     Section 32, Lots 1-5, 8
     Section 33, S 1/2NE 1/4, NE 1/4SW 1/4, S 1/2SW 1/4, N 1/2SE 1/4
     Section 34, N 1/2SW 1/4, SE 1/4SW 1/4, SW 1/4SE 1/4
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                             TERMS AND CONDITIONS

Section B

1. The right-of way holder agrees to comply with all the applicable regulations contained in 43 CFR 2800.

2. If the right-of-way holder violates any of the terms and conditions of this grant, the authorized officer, after giving written notice may declare the grant terminated.

3. This grant is subject to all valid rights existing on the effective date of this grant.

4. There is reserved to the authorized officer the right to grant additional rights-of-way or permits for compatible uses on, over, under, or adjacent to the land involved in this grant.

5. The right-of-way shall be relinquished to the United States if the authorized uses are no longer needed.

6. All other terms and conditions. Compliance will be in accordance with the terms and conditions as specified herein and in Exhibit "B", attached hereto and made a part hereof.

7. In consideration for this grant, the holder shall pay the Bureau of Land Management, in advance, a rental of $25.00 for the first five year period, subject to a rental determination at a later date. Any additional rental that is determined to be due as a result of the rental determination shall be paid upon request.

8. This right-of-way shall terminate 30 years from the effective date of this grant unless prior thereto it is relinquished, abandoned, terminated, or otherwise modified pursuant to the terms and conditions of this grant or of any applicable Federal laws or regulation.

9. This right-of-way grant may be renewed. If renewed the right-of-way will be subject to regulations existing at the time of renewal and such other terms and conditions deemed necessary to protect the public interest.

Section C

The effective date of this right-of-way grant is the date of execution by the Authorized Officer.

The undersigned agrees to the                 The right-of-way grant
terms and conditions of this                  is executed this 7th day
right-of-way grant:                           of May, 1986.



/s/ signature illegible                       /s/ Gregory S. Thomsen
-----------------------                       ----------------------
                                                (Authorized Officer)
May 86
------
Date
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                                  Exhibit "B"


1. The Holder shall comply with the applicable Federal and State laws and regulations concerning the use of pesticides (i.e., insecticides, herbicides, fungicides, rodenticides, and other similar substances) in all activities/ operations under this grant. The Holder shall obtain from the Authorized Officer approval of a written plan prior to the use of such substances. The plan must provide the type and quantity of material to be used; the pest, insect, fungus, etc., to be controlled; the method of application; the location of or storage and disposal of containers; and other information that the Authorized Officer may require. The plan should be submitted no later than December 1 of any calendar year that covers the proposed activities for the next fiscal year (i.e., December 1, 1983, deadline for fiscal year 1985 action). If need for emergency use of pesticides is identified, the use must be approved by the Authorized Officer. The use of substances on or near the right-of-way shall be in accordance with the approved plan. A pesticide shall not be used if the Secretary of the Interior has prohibited its use. A pesticide shall be used only in accordance with its registered uses and within other limitations if the Secretary has imposed limitations. Pesticides shall not be permanently stored on public lands authorized for use under the grant.

2. The Holder shall indemnify the United States against any liability for damage to life or property arising from the occupancy or use of public lands under this grant.

3. The Holder agrees not to exclude any person from participating in employment or procurement activity connected with this grant on the grounds of race, creed, color, national origin, and sex, and to ensure against such exclusions, the Holder further agrees to develop and submit to the proper reviewing official specific goals and timetables with respect to minority and female participation in employment and procurement activity connected with this grant. The Holder will take affirmative action to utilize business enterprises owned and controlled by minorities or women in its procurement practices connected with this grant. Affirmative action will be taken by the Holder to assure all minorities or women applicants full consideration of all employment opportunities connected with this grant. The Holder also agrees to post in conspicuous places on its premises which are available to contractors, subcontractors, employees, and other interested individuals, notices which set forth equal opportunity terms; and to notify interested individuals, such as bidders, contractors, purchasers, and labor unions or representatives of workers with whom it has collective bargaining agreements, of the Holder's equal opportunity obligations.

4. The Holder shall limit surface disturbance to the minimum needed. All disturbed areas shall be rehabilitated to the satisfaction of the Authorized Officer.

5. The telephone cable will be buried within the existing disturbed area of the Coso - Gill's Station Road.